Exhibit 10.4

LEASE AGREEMENT

FOR

Liquidgolf.com Corporation

THIS LEASE, made as of this 2nd day of May, 2002, by and between Victoria Plaza, Inc. and whose principal address for purposes hereunder is 2113 Venetian Way, Winter Park, FL 32789 (“LESSOR”), and Liquidgolf.com Corporation, whose principal address is:

4185 W. Lake Mary Blvd Suite #131

Lake Mary, FL 32746

1.	PREMISES

LESSEE hereby leases from LESSOR that certain space identified as Unit Number 20 (the “Premises”), containing approximately 4,000 square feet of leasable area, having an address listed as 1017 W. Orange Blossom Trail, Apopka, Florida 32712, The Premises does not include any space above the interior surface of the ceiling, nor any part of the exterior walls of the building in which the Premises are located, nor the walks or Common Areas, as the latter is defined herein.

LESSEE covenants, as a material part of the consideration for this LEASE, to keep and perform each and all of the terms, covenants and conditions herein set forth.

2.	LEASE TERM AND COMMENCEMENT DATE

The term of this LEASE (the “LEASE Term”) shall commence on May 02, 2002 (the “Commencement Date”). LESSEE shall provide written acknowledgment of the LEASE commencement and expiration dates to LESSOR prior to LESSEE’s possession of the Premises. LESSEE shall continuously operate its business in the entire Premises, as required by this LEASE, during the entire LEASE term. See Addendum.

3.	ACCEPTANCE OF PREMISES

LESSEE acknowledges it has fully inspected and accepts the Premises in its present “as is” condition. The demising walls within the premise are to code per the City of Apopka and Orange County for a general retail use store.

4.	FAILURE TO OPEN

In the event LESSEE shall fail to open for business, fully fixtured, stocked and staffed within sixty (60) days following the Commencement Date, LESSOR shall have, in addition to any and all remedies provided herein, the sole option to terminate this LEASE.

5.	QUIET ENJOYMENT

Subject to LESSEE observing and performing all of the covenants, conditions and provisions required of LESSEE herein, LESSEE should have quiet possession of the Premises during the LEASE term.

6.	EFFECTIVE DATE

This LEASE shall become a binding and enforceable agreement upon the date executed by LESSOR and LESSEE (the “Effective Date”).

7.	USE

LESSEE shall use and occupy the Premises for a retail golf store and golf internet service only and shall neither use nor occupy the Premises for any other purposes, LESSEE shall not interfere with nor violate the use rights of nor conduct any activity, which may injure or annoy other lessees within the Shopping Center nor use or occupy the Premises in violation of any law, ordinance, government regulation or directive.

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8.	BASE RENT

LESSEE shall pay to LESSOR, at the office of LESSOR, without notice, demand, deduction or setoff whatsoever, in lawful United States currency, the following rentals as Base Rent, together with any sales, use or other taxes assessed thereon, on or before the first day of each calendar month during the LEASE Term: See Addendum.

Period	Cam	Annual Base Rent	State Sales Tax @ 6%	Total Annual Base Rent
From: May 02, 2002 To: July 31, 2002		$0.00	$0.00	$0.00

From: August 01, 2002 To: July 31, 2003	.90	$8.90	$0.53	$9.43

From: August 01, 2003 To: July 31, 2004	.95	$9.35	$0.56	$9.91

From: August 01, 2004 To: July 31, 2005	.99	$9.82	$0.59	$10.41

From; August 01, 2005 To: July 31, 2006	1.04	$10.31	$0.62	$10.93

From: August 01, 2006 To: July 31, 2007	1.08	$10.83	$0.65	$11.48

Unless provided for otherwise under separate written agreement between the parties, the first scheduled payment of Base Rent and Additional Rent, as the latter is herein defined, shall be paid by LESSEE on or before September 01, 2002.

Payments of Base Rent and Additional Rent not received by the fifth (5th) working days of the month shall be subject to an administrative charge of 10%. In the event Base Rent and Additional Rent have not been received by the fifteenth (15th) day of the month, LESSEE’S account shall be transferred to an attorney for collection, and in addition to the costs and charges described above, LESSEE shall also be responsible for the payment of all associated legal expenses incurred therefrom. Should a check from LESSEE be dishonored or returned by the bank for any reason, LESSOR shall be entitled to apply, in addition to the above assessments, a service charge of fifty dollars ($50) for each such occurrence.

9.	ADDITIONAL RENT

It is the intent for the Base Rent and all sales or use taxes imposed thereon payable to LESSOR to be absolutely net of all annual expenses associated with the operation of the Shopping Center. Therefore, in addition to Base Rent and Percentage Rent, LESSEE shall pay, as Additional Rent, its Pro Rata Share (as herein defined), plus any sales or use taxes assessed thereon, of the following:

(a) TAXES: Representing the amount of all real and personal property taxes or assessments, including without limitation: sanitary taxes, solid waste fees, or special assessments, and all costs and expenses incurred by LESSOR in contesting the same, which are levied, imposed or assessed upon the Shopping Center.

(b) INSURANCE: Representing the cost of all fire, extended coverage, liability, workmen’s compensation and other insurance coverage carried by LESSOR on the Shopping Center. If LESSEE’S approved use or occupancy of the Premises shall cause any increase in premiums for insurance coverage of the Shopping Center, LESSEE shall be responsible for payment of the entire premium increase.

LESSEE’S Pro Rata Share shall be determined by dividing the approximate square footage of the Premises by the approximate square footage of the total leasable area of the Shopping Center. If any lessees of the Shopping Center directly pay Taxes, Insurance, or Common Area Maintenance charges to any taxing authority, insurance carrier, utility provider, or service contractor, the square footage of those lessees shall be excluded from the total leasable area of the Shopping Center in computing LESSEE’S Pro Rata Share of those items.

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10.	PAYMENT OF ADDITIONAL RENT

LESSEE shall pay LESSOR, together with Base Rent, monthly installments of Additional Rent on the first day of each calendar month of the term in an amount estimated by LESSOR as provided herein, LESSOR shall endeavor to deliver to LESSEE a statement of the actual Additional Rent payable by LESSEE within 30 days of the end of each calendar year. In the event LESSOR has underestimated the amount of the Additional Rent payable be LESSEE during the term it shall be payable in full 10 days from issuance of statement to LESSEE. LESSOR may deduct such sums from the LESSEE’S Security Deposit prior to return of same to LESSEE but such deduction shall not remove LESSEE’S obligation to pay it’s Pro Rata share of actual Additional Rent.

11.	PRORATION

If the first day of the LEASE commences on any day other than the first day of a month, or if this LEASE ends on any day other than the last day of a month, any payment due LESSOR by reason of any Base Rent or Additional Rent shall be justly and fairly prorated.

12.	APPLICATION OF PAYMENTS FROM LESSEE

LESSOR shall apply payments from LESSEE in the following order: First, toward interest charges accrued against LESSEE’S account; Second, toward administrative fees, late fees, service charges or legal expenses assessed against LESSEE’S account; Third, toward LESSOR’S reimbursable expenses, and then Fourth, toward Base Rent.

13.	SECURITY DEPOSIT

LESSEE, concurrently with its execution of this LEASE, has remitted to, deposited with, LESSOR, a Security Deposit in the amount of $3,356.67 as a partial security for its full and faithful performance of this LEASE and will submit ($3,356.67) for August’s rent. In addition, the LESSEE shall submit and additional $10,000 to be paid in three payments of $3,333.33 due the first day of May, June, and July. The total security deposit shall be $13,356.67. If LESSEE Defaults with respect to the payment of Base Rent, Percentage Rent or Additional Rent due under this LEASE, LESSOR, in its sole discretion, may elect to use, apply or retain all, or any part of the Security Deposit for the payment of any moneys due LESSOR, and LESSEE shall, on demand, restore the Security Deposit to its full amount. LESSOR shall not be required to keep the Security Deposit separate from its general funds and LESSEE shall not be entitled to interest on such deposit. If LESSEE fully performs each provision of this LEASE, the Security Deposit shall be returned to LESSEE within thirty (30) days following LEASE expiration and LESSEE’S vacating the Premises. See Addendum.

14.	CONTRACTUAL SECURITY INTEREST

In addition to any security or lien interest arising out of operation of law or statute, LESSEE grants LESSOR a valid Security Interest upon all of LESSEE’S equipment, fixtures, furniture, improvements and any other personal property presently in or which may hereafter be situated within the Premises, and all proceeds from sale therefrom.

15.	USE OF COMMON AREAS

The use and occupancy by LESSEE of the Premises shall include the use in common with others entitled to the use of the common areas, employee parking areas, service roads, loading facilities, sidewalks and customer parking areas located from time to time within the Shopping Center (collectively referred to as the “Common Areas”) provided however, the use of the Common Areas by LESSEE shall be subject at all times to the regulations adopted therefor by LESSOR.

16.	IMPROVEMENTS AND ALTERATIONS OF SHOPPING CENTER BY LESSOR

LESSOR may increase, reduce or change the number, dimensions or location of the walks, buildings and parking areas in any manner whatsoever LESSOR shall deem proper, and LESSOR reserves the right to make alterations or additions to the building in which the Premises are located, and to add buildings to the Shopping Center.

17.	N/A

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18.	IMPROVEMENTS AND ALTERATIONS OF PREMISES BY LESSEE

LESSEE, upon obtaining the written consent of LESSOR, which consent may not be arbitrarily withheld, may make improvements or alterations to the Premises as LESSEE may from time to time deem necessary or desirable, provided however, LESSEE shall not have the right to make any improvements or alterations that affect the structure, or outward appearance of the Premises or the Shopping Center. LESSEE shall submit to LESSOR complete plans and specifications for such work at the time LESSOR’S approval for same is requested. Any improvements or alterations made to the Premises shall be in compliance with all insurance requirements and regulations and ordinances of governmental authorities, and shall, upon the expiration or sooner termination of this LEASE, become the property of LESSOR provided however, LESSOR may require LESSEE, at LESSEE’S sole cost and expense, to remove any such improvements or alterations and to repair any damages to the Premises caused by such removal. Furthermore, in the event LESSEE makes any improvements or alterations to the Premises, LESSEE shall cause all of LESSEE’S construction debris to be removed from the Premises and be disposed of outside the boundaries of the Shopping Center. The construction of any improvements shall be undertaken and maintained in a neat and orderly condition at all times with construction materials and equipment, if any, stored so as to be screened from view to the greatest extent possible.

The interest of LESSOR in the Premises and the Shopping Center is not subject to liens for improvements or alterations made by LESSEE. LESSEE shall comply with the Mechanic’s Lien Law of the State of Florida as set forth in Florida Statutes, Chapter 713. LESSEE will not create, nor permit to be created, nor allow to remain as a result of any action or work done or contracted for by LESSEE, any lien, encumbrance or charge levied on account of any imposition, or any mechanic’s, laborer’s or materialman’s lien which might be, or become a lien, encumbrance or charge upon the Premises or the Shopping Center. Any mechanic’s, laborer’s or materialman’s lien shall be discharged in accordance with the following:

If any mechanic’s, laborer’s or materialman’s lien shall at any time be filed against the Premises, or the Shopping Center, as a result of any action or work done on behalf of, or contracted for by LESSEE, LESSEE, within fifteen (15) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, or order of a court of competent jurisdiction. If LESSEE shall fail to cause such lien to be so discharged within the period aforesaid, then in addition to any other right or remedy available to LESSOR, LESSOR may, but shall not be obligated to, discharge such lien either by paying the amount claimed to be due or by transferring same to security, and in any such event, LESSOR shall be entitled, if LESSOR so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of any judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by LESSOR, and all costs, expenses, and fees, including without limitation attorneys’ fees incurred by LESSOR in connection with any mechanic’s, laborer’s or materialman’s lien, whether or not the same has been discharged of record, together with interest thereon at one and one-half percent (1+1/2%) per month from the respective dates of LESSOR’s making of the payments and incurring of the costs and expenses, shall constitute Additional Rent payable by LESSEE to LESSOR upon demand.

Nothing contained in this LEASE shall be deemed or construed in any way as constituting the consent or request of LESSOR to any contractor, subcontractor, laborer or materialman for the performance of any labor, or the furnishing of any materials, for any alteration, addition, improvement or repair to the Premises or the Shopping Center, or as giving LESSEE any right, power or authority to contract for or permit the rendering of any services, or the furnishing of any materials that would give rise to the filing of any lien against the Premises, or the Shopping Center, nor to subject LESSOR’S estate in the Premises or the Shopping Center to liability under the Mechanic’s Lien Law of the State of Florida in any way.

19.	REPAIRS BY LESSOR

LESSOR agrees to keep and maintain in good order and repair the roof, and the structural components of the exterior walls (exclusive of all signs, doors, windows and glass, including plate glass) of the Premises. If any such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission by LESSEE, its agents, servants, or employees, or by breaking and entering, LESSEE shall pay to LESSOR the actual cost of such maintenance and repairs. LESSEE shall at once report in writing to LESSOR any known

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defective condition which LESSOR is required to repair pursuant to this Paragraph and LESSEE’S failure to report to LESSOR any such condition or defect shall make LESSEE responsible to LESSOR for any liabilities, costs, expenses, and attorneys’ fees incurred by LESSOR as a result of such defect. LESSOR shall not be liable for failure to make such repairs or to perform any maintenance unless such failure shall persist for a period in excess of sixty (60) days following written notice to LESSOR of the need for such repair or maintenance. Except as herein provided regarding casualty loss, there shall be no abatement of rent, and no liability of LESSOR by reason of any injury to or interference with LESSEE’S business arising from the making of any repairs, alterations or improvements in or to any portion of the Shopping Center or the Premises, or in or to fixtures and equipment therein. LESSEE waives the right to make repairs at LESSOR’s expense under any law, statute or ordinance now or hereafter in effect.

20.	REPAIRS BY LESSEE

LESSEE shall at all times, and at its own cost and expense, be responsible for the maintenance and repair of all portions of the Premises not maintained by LESSOR, including all heating and air-conditioning equipment (including compressors, fans and ventilation ducts), and the water, sewer, electrical and fire sprinkler systems specifically serving the Premises. The LESSEE shall have a HVAC service contract which will provide for an annual inspection and monthly filter changes, LESSEE shall provide the LESSOR with a copy of the contract and/or inspection reports upon written request. To the extent any contractor warranties on said equipment or system are in effect at the time of LESSEE’s occupancy and use of the Premises, LESSOR shall assign or otherwise make available to LESSEE such warranties for LESSEE’S use. In the event the equipment or building contractor’s warranty on any of the referenced equipment or system has expired, LESSOR shall be responsible for the repair and maintenance of this item during LESSEE’S first ninety (90) day occupancy period of the Premises, LESSEE shall return the Premises to LESSOR at the termination of this LEASE in as good condition and repair as when first received, reasonable wear and tear excepted. Following the termination of this LEASE, and prior to return of LESSEE’s security deposit, LESSEE shall furnish LESSOR with an inspection report from an HVAC maintenance company acceptable to LESSOR that states the Premise’s heating, ventilation and air conditioning systems are operating properly and have not suffered from neglect. Failure by LESSEE to provide LESSOR with an HVAC inspection report, or for the report to state that the Premise’s heating, ventilation and air conditioning systems have been damaged as a result of neglect, shall result in LESSOR applying part or all of LESSEE’s security deposit to obtain the inspection report or repair or replace any damaged equipment. All damage or injury to the Shopping Center, Premises, or the Common Areas caused by the act or negligence of LESSEE, its agents, employees, or licensees shall be promptly repaired by LESSEE at its sole cost and expense and to the reasonable satisfaction of LESSOR. LESSOR may make such repairs which are not promptly made by LESSEE and charge LESSEE for the cost thereof as Additional Rent.

21.	RUBBISH REMOVAL

LESSEE shall keep the Premises clean, both inside and outside, and will remove all refuse from the Premises in accordance with rules and regulations established by LESSOR for same. LESSEE shall not burn any materials or rubbish of any description upon the Premises or Common Areas. The LESSEE shall, at its expense, contract with a solid waste disposal company to provide a dumpster and. pick-up services as needed by the LESSEE. The dumpster shall be located in a spot designated by the LESSOR.

22.	SIDEWALKS

LESSEE shall neither encumber nor obstruct the sidewalks adjoining the Premises nor allow the same to be obstructed or encumbered in any manner. LESSEE shall not place, nor cause to be placed, any merchandise, signs, vending machines or anything else on the sidewalk or exterior of the Premises without the prior written consent of LESSOR

23.	UTILITIES

LESSEE shall pay the cost of water and sewer, gas, electricity, fuel, light, heat, power, telephone, cable, and all other utilities furnished to the Premises, or the Shopping Center, and used by LESSEE, whether such utility costs are determined by separate metering or are billed by LESSOR. LESSEE shall not install any equipment nor use the Premises in a manner that will exceed or overload the capacity of any utility facilities. If LESSEE’S use of the

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Premises shall require additional utility facilities, the same shall be installed only after obtaining LESSOR’s written approval, and such cost shall be at LESSEE’S expense and in accordance with plans and specifications approved in writing by LESSOR. If LESSEE’S use or occupancy of the Premises results in an increase to LESSOR of any utility expense, or connection or user fees, or charges for increased usage or capacity, or assessments of any kind whatsoever, LESSEE shall pay the entire amount thereof within thirty (30) days of LESSOR’S written statement for same. In no event shall LESSOR be liable for any interruption or failure in the supply of utilities to the Premises.

24.	PERSONAL PROPERTY AND LEASEHOLD IMPROVEMENT TAXES

LESSEE shall pay all real property taxes separately assessed against any permanently constructed improvements to the Premises made by LESSEE, and all personal property taxes assessed against or levied upon LESSEE’s fixtures, signs, furnishings, equipment, and all other personal property of any kind owned by LESSEE and used in connection with the Premises.

25.	LIABILITY INSURANCE

LESSEE shall carry at its own expense Commercial General Liability Insurance (1986 ISO Form or its equivalent) with combined single limits of not less than 1,000,000 with insurance companies admitted to do business in Florida holding a current Best’s Rating of not less than B+6, insuring LESSOR and LESSEE as additional insured and upon written request by LESSOR, also insuring any holder of a first mortgage lien encumbering the Premises, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises, including loss of income, and LESSEE shall also maintain such Workmen’s Compensation coverage in full force and effect as may be required under Florida law. The insurance policy or policies shall contain provisions prohibiting the modification non-renewal or cancellation of insurance without at least thirty (30) days prior written notice to LESSOR. LESSEE shall deliver said policies or certificates thereof to LESSOR by the earlier of LESSEE’S occupancy of the Premises or commencement of any construction improvements thereto, and annually thereafter. The limit of any such insurance shall not limit the liability of LESSEE hereunder. LESSEE may provide this insurance under a blanket policy provided said insurance shall have a LESSOR’s protective liability endorsement attached thereto. The failure of LESSEE to effect said insurance in the names herein called for, or to pay the premiums required, or to deliver said policies or certificates to LESSOR shall be a material Default under this LEASE.

26.	PERSONAL PROPERTY INSURANCE

LESSEE shall be solely responsible for securing and maintaining the equivalent of ISO Special Form Property Insurance on a replacement cost basis on LESSEE’S stock, trade fixtures, equipment or other personal property located in the Premises, and LESSOR shall not have any obligation to repair or replace same. Lessor shall be an additional insured on each insurance and a certificate of insurance shall be provided to Lessor on or before the commencement of this lease and annually thereafter. Coverage shall not be canceled, non-renewed, or materially reduced without at least thirty (30) days written notice to lessor.

27.	SUBORGATlON

As long as their respective insurers so permit, LESSOR and LESSEE hereby mutually waive their respective rights of recovery against each other to the extent of losses covered by property insurance. Each party shall apply to their insurers to obtain said waivers and each party shall obtain any special endorsements if required by their insurer to evidence compliance with the waiver.

28.	LIMITED LIABILITY

Neither LESSOR, nor its agents, shall be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises, or Shopping Center, or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place resulting from dampness, or any other cause whatsoever, unless caused by or due to the gross negligence or willful misconduct of LESSOR. LESSOR shall not be liable for interference with the light, air or any latent defect in the Premises, and LESSOR shall not be liable for any damage caused by other lessees of the

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Shopping Center, or persons in or about the Premises, or the Shopping Center, occupants of adjacent property, or the public, or caused from the construction of any private or public work. All property of LESSEE kept or stored on the Premises shall be so kept or stored at the risk of LESSEE and LESSEE shall hold LESSOR harmless from any claims arising out of damage to same, unless such damage shall be caused by the willful act or gross negligence of LESSOR. LESSEE acknowledges that the police and law enforcement security protection provided by law enforcement agencies for the Premises is limited to that provided to other businesses or enterprises situated in City of Apopka and any special security measures deemed necessary for additional protection of the Premises shall be at the sole responsibility and expense of LESSEE. LESSEE agrees to look solely to LESSOR’s estate and property in the Shopping Center, or the proceeds thereof, for the satisfaction of LESSEE’S remedies for the collection of a judgment or other judicial process requiring the payment of money by LESSOR in the event of any Default by LESSOR, and no other property or assets of LESSOR shall be subject to levy, execution or other enforcement procedure for the satisfaction of LESSEE’S claims.

29.	INDEMNIFICATION

LESSEE and LESSOR shall each indemnify, defend and hold each other harmless against and from any and all claims arising from the use of the Premises, or from the conduct of business, or from any activity, or work done, permitted or suffered in or about the Premises, except to the extent of the either parties gross negligence or willful misconduct and LESSEE and LESSOR shall indemnify and hold each other harmless against and from any and all claims arising from any Default in the performance of this LEASE resulting from any act or negligence of the other party, or their officers, agents, or employees (acting within the scope of their employment). LESSEE shall assume all risk of damage to property or injury to persons in, upon or about the Premises.

30.	DAMAGE OR DESTRUCTION

If the Premises are damaged by an insured casualty and insurance proceeds have been made available to LESSOR, said damage shall be repaired by LESSOR, to the extent of such available insurance proceeds, provided such repairs can be made within ninety (90) days after the occurrence of the casualty, and without the payment of overtime or other premiums. Until such repairs are completed, Base Rent and Additional Rent shall be abated in proportion to that part of the Premises unusable by LESSEE.

LESSOR shall have no obligation to restore, rebuild, or replace LESSEE’S personal property and trade fixtures and LESSOR shall not be liable for any damage to or any inconvenience or interruption of business of LESSEE or LESSEE’S agents occasioned by any casualty to the Premises, If the damage is due to the fault or neglect of LESSEE, or its employees, contractors, or agents, there shall be no abatement of Base Rent or Additional Rent. Should the Premises be damaged as a result of any cause not covered by insurance, or if the insurance proceeds have not been made available to LESSOR, or if repairs cannot be completed within ninety (90) days following the casualty date, or if the unexpired LEASE TERM is less than two (2) years, excluding any existing but unexercised LEASE renewal option(s), LESSOR shall have the option to: (1) repair the damage, this LEASE continuing in effect, but Base Rent and Additional Rent to be abated as provided above until such repairs are completed; or, (2) terminate this LEASE effective as of the casualty date, such notice of election to be made by LESSOR within sixty (60) days of the casualty date.

31.	CONDEMNATION

If the Premises or more than thirty percent (30%) of the total Shopping Center shall be taken under power of eminent domain, this LEASE shall automatically terminate as of the date of such taking, LESSEE hereby assigns to LESSOR any award which may be made in Such taking, provided however, nothing contained herein shall be deemed to give LESSOR any interest in nor require LESSEE to assign to LESSOR any award made to LESSEE for the taking of LESSEE’S personal property and fixtures, nor for the interruption of, or damage to, LESSEE’S business.

32.	SUBORDINATION

This LEASE is subject and subordinate to any and all mortgages or deeds of trust, protective land covenants, or leasehold estates pursuant to a ground

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lease (herein collectively referred to as “Title Interests”), now existing, or which may hereafter be executed, covering the Premises or the real property of which the same are a part, and to all advances made or hereafter to be made upon the security thereof. This provision shall be self-operative and no further instrument of subordination need be required by any mortgagee or ground lessor. Furthermore, LESSEE agrees to execute, acknowledge and deliver upon request, any and all documents or instruments requested by LESSOR to evidence the subordination of this LEASE to any Title Interests, provided, however, the rights of LESSEE shall continue in full force and effect for so long as LESSEE is not in Default hereunder and further provided, the holder of any Title Interests shall not be liable for any accrued obligation of LESSOR, nor for any act or omission of LESSOR, nor subject to any offsets or counterclaims which may have accrued to LESSEE against LESSOR prior to the date upon which such holder becomes the owner of the Premises. LESSEE hereby agrees to attorn to any person, firm or corporation purchasing or otherwise acquiring the Premises at any sale or other proceeding, as if such person, entity, firm or corporation had been named as lessor herein. LESSEE agrees to execute, acknowledge and deliver in recordable form to any existing or proposed holder of Title Interests, or to LESSOR, a certificate certifying the following, if such be the case: (a) this LEASE is in full force and effect and there are no defenses or offsets thereto, or if LESSEE claims any defenses or offsets, stating those claimed by LESSEE; (b) LESSEE has accepted possession of the Premises as of the date of such certificate; and (c) LESSEE agrees to notify all Title Interests of any Default by LESSOR hereunder. LESSEE’S failure to deliver such statement within ten (10) days after LESSOR’s written request therefor shall be conclusive that this LEASE is in full force and effect without modification except as may be represented by LESSOR.

33.	DEFAULT

If LESSEE shall fail: (a) to pay Base Rent, Percentage Rent, Additional Rent, or any other item to be paid by LESSEE hereunder when due, and such failure shall not have been cured within three (3) days after written notice thereof to LESSEE; or (b) to perform any other term, covenant, or condition of this LEASE, and such failure shall not have been cured to the satisfaction of LESSOR within twenty (20) days after written notice thereof to LESSEE, LESSOR may declare LESSEE to be in Default hereunder, and thereupon, LESSOR and LESSEE agree to a mediation settlement outside the courts.

34.	BANKRUPTCY

The leasehold interest created by this LEASE shall not be treated as an asset of LESSEE’S, or any guarantor’s, estate. In the event LESSEE, or any guarantor of the LEASE, files for protection under the Bankruptcy Laws, LESSOR may terminate this LEASE upon thirty (30) days notice, provided however, the obligations of LESSEE, and any guarantor of the LEASE, under the LEASE shall be fully forgiven, and further provided, LESSOR shall have obtained possession of the Premises within sixty (60) days following the Bankruptcy filing date. Should LESSOR elect not to terminate the LEASE in accordance herein, LESSOR shall be entitled to recover the maximum award permitted for any damages or losses, which are suffered from this event.

35.	RIGHTS AND REMEDIES

The various rights and remedies herein granted to LESSOR may be exercised concurrently, and shall be cumulative and in addition to any others LESSOR may be entitled to by law, and the exercise of one or more rights or remedies shall not impair LESSOR’s right to exercise any other right or remedy. The failure or forbearance of LESSOR to enforce any right or remedy in connection with any Default shall not be deemed a waiver of such Default, nor a consent to a continuation thereof, nor a waiver of the same Default at any subsequent date.

36.	WAIVER OF JURY

LESSOR and LESSEE hereby mutually, voluntarily, and intentionally waive the right either may have to a trial by jury in respect to any and all civil action commenced by either party in connection with this LEASE, If there are any facts or allegations that need to be tried in a court of law, every position of said trial will be before a court without a jury.

37.	ACCESS BY LESSOR

LESSOR, and its agents, shall have the right to enter the Premises at all reasonable times for the purpose of examining, inspecting, or showing the

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Premises to prospective purchasers or to other lessees of the Premises, or Shopping Center, and to make such alterations, repairs, improvements or additions to the Premises as LESSOR may deem necessary or desirable. Nothing herein contained however, shall be deemed or construed to impose upon LESSOR any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises, or the Shopping Center, accept as otherwise herein specifically provided. During the last three (3) months of this LEASE, LESSOR shall have the right to place upon the Premises the usual notices indicating the Premises to be for lease and LESSEE shall not interfere with such notices. LESSOR may enter the Premises whenever necessary in the event of an emergency.

38.	SURRENDER OF PREMISES

At the termination of this LEASE, LESSEE shall surrender the Premises to LESSOR and clean to as good a condition and repair as reasonable and proper, and if not then in Default, LESSEE shall, except as provided otherwise within this LEASE, have the right to remove its equipment, furniture, trade fixtures or other personal property placed in the Premises, provided that, LESSEE promptly repairs any damage to the Premises, or the Shopping Center, caused by such removal. Any liability of LESSEE hereunder shall survive the expiration or termination of this LEASE. If LESSEE fails to remove any property belonging to it within three (3) days of LESSOR’s notice to remove such property, or subsequent to a court order directing such removal, all such property shall be, abandoned by LESSEE and shall become the property of LESSOR.

39.	NOTICES

Any notice required to be given hereunder, including copies thereof which are to be concurrently transmitted to such parties as LESSOR or LESSEE may designate from time to time, shall be in writing, and may be given by personal delivery or by mail, and when properly forwarded by mail, shall be deemed sufficiently given three (3) days following the date transmitted by registered or certified mail, postage prepaid, return receipt requested. Unless LESSOR is advised in writing to the contrary, the Premises shall constitute LESSEE’s address for notice purposes herein.

40.	INABILITY TO PERFORM

This LEASE, and the obligations of LESSEE hereunder, shall not be impaired because LESSOR is unable to fulfill any of its obligations hereunder, or is delayed in doing so if such inability or delay is caused by reason of strike or other labor troubles, civil commotion, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material or service, energy shortages, acts of God, or by any other causes beyond the control of LESSOR. If LESSOR is unable to give possession of the Premises to LESSEE within one (1) year from the date hereof, or within one (1) year following an insured casualty to the premises, this LEASE shall automatically terminate and LESSOR, by reason thereof, shall not be subject to any liability therefor except LESSOR shall return to LESSEE all deposit monies and any prepaid rent which LESSOR has heretofore received from LESSEE.

41.	SIGNS

LESSEE shall erect signs with prior consent of LESSOR, no later than 120 days of commencement date, in good taste on a designated space on the exterior walls of the building only, subject to all applicable laws, deed restrictions and regulations and in conformance with the overall sign plan of the total project, including, but not limited to, size, color and style. No signs or other objects shall be attached at right angles, suspended by guy wires or otherwise, but shall be attached flush to the building in a safe and secure manner. All such erected signs shall advertise LESSEE’s business only and no revenue-producing advertising shall be erected on the Demised Premises. LESSEE shall not paint any signs directly on the walls of the building or otherwise deface, damage or overload the building, LESSEE shall remove all signs at the termination of this lease, at LESSEE’s sole risk and expense, and shall in workmanlike manner properly repair any damage and close any holes caused by the removal of LESSEE’s signs.

LESSEE may also, at LESSEE’s expense, utilize signage on the pole sign adjacent to Hwy, 441 frontage. See Addendum “A” for the exact marquis sign panel location.

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42.	RULES AND REGULATIONS

LESSOR reserves the right to promulgate, and LESSEE hereby agrees to comply with, the Rules and Regulations for the Premises, Shopping Center, and Common Areas, including but not limited to the following:

(a) LESSEE shall continuously keep the Premises occupied and open for business during their normal business hours

(b) LESSEE shall load and unload goods only at such times, in such areas and through such entrances as may be designated for such purposes by LESSOR. Trailers, trucks, or other vehicles shall not be permitted to remain parked overnight in any area of the Shopping Center.

(c) LESSEE shall keep all garbage and refuse and to place same outside of the Premises prepared for collection in a manner and at times specified by LESSOR.

(d) LESSEE shall keep the outside areas immediately adjoining the Premises Clean, and not to burn, place or permit any rubbish, obstruction or merchandise in such areas.

(e) LESSEE shall keep the Premises clean, orderly, sanitary and free from objectionable odors, and insects, vermin and other pests.

(f) LESSEE shall not distribute any handbills or other advertising matter on or about any part of the Shopping Center outside of the Premises.

(g) LESSEE shall not use or operate any machinery that, in LESSOR’s opinion, is harmful or disturbing to other lessees in the Shopping Center, nor shall LESSEE use any loud speakers, televisions, phonographs, radios or other devices in a manner so as to be disturbance to the LESSEE’S or patrons of other LESSEE’S in the shopping center, not display merchandise on the exterior of the Premises for sale or promotional purposes. However, the LESSOR will allow at least two “tent sales” per year so long as the appropriate permits are pulled through the City of Apopka and Orange County. A plan must be submitted and approved by the LESSOR at lease 30 days in advance of such event.

(h) LESSEE shall not conduct any auction, fire, bankruptcy or going out of business sale on or about the Premises.

(i) LESSEE, and its employees, shall park their vehicles only in areas designated by LESSOR. See Addendum “C” for the employee parking areas. LESSOR reserves the right to assess LESSEE a charge of ten dollars ($10) per day, or any part thereof, when LESSEE, or LESSEE’S employees, use parking spaces not designated by LESSOR. All vehicles owned or used by LESSEE, or LESSEE’S employees, must be currently licensed and operable, with no flat tires, capable of being started by internal battery capacity, and movable by the vehicle’s own engine and drive train. Vehicles not conforming to the aforesaid requirements may be removed by LESSOR, without notice, with the cost of such removal to be paid by LESSEE. Any signage displayed on operable vehicles is restricted to a size which does not require the issuance of a permit by government authorities for use.

(j) LESSOR shall not be liable to LESSEE for any violation of the rules and regulations, or for the breach of any covenant or condition by any other lessee’s in the Shopping Center.

43.	ATTORNEY’S FEES

LESSEE shall be liable for and shall pay LESSOR for the reasonable expense of LESSOR’S attorney’s fees for any legal matter, dispute, action or proceeding commenced by LESSOR to enforce LESSEE’s obligations under this LEASE provided however, in the event such action or proceeding is adjudicated, the non-prevailing party shall be liable for and shall pay the expense of the prevailing party’s attorney’s fees and court costs, provided, however, such expense shall not exceed $5,000. If either party hereto without fault is made a party to any litigation instituted by or against any other party to this LEASE, such other party shall indemnify and hold harmless the other party against all costs and expenses, including reasonable attorney’s fees incurred in connection therewith. “Attorney’s fees”, as referred to in this LEASE, shall include fees incurred by LESSOR after an occurrence of a monetary or non monetary Default, or after the recognition of an issue by LESSOR deemed significant enough, in the exclusive reasonable judgment of LESSOR, to be the basis of any legal

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action, whether or not such action is commenced, that seeks any type of relief or declaratory judgment, which shall include fees and expenses of its attorneys for all legal services, negotiation services and collection services through trial and appeal.

44.	INTEREST ON PAST DUE OBLIGATIONS

Any amount due from LESSEE to LESSOR hereunder which is not paid when due shall bear interest at one and one-half percent (1+1/2%) per month from the due date until paid.

45.	TIME OF ESSENCE

Time is of the essence with respect to the performance of each of LESSEE’S covenants of this LEASE, and the strict performance of each shall be a condition precedent to LESSEE’S rights to remain in possession of the Premises or to have this LEASE continue in effect.

46.	HOLDING OVER

Should LESSEE continue occupancy of the Premises after expiration of this LEASE with the consent of LESSOR but without any written agreement between the parties, LESSEE shall become a tenant from month to month upon each and all of the terms herein but in no event shall any such holding over constitute a renewal or extension of this LEASE. During such holding over, LESSEE shall pay, at LESSOR’S sole discretion, Base Rent at twice the monthly amount which was payable by LESSEE immediately prior to the hold over occurrence.

47.	PARTIAL INVALIDITY

Any provision of this LEASE which shall be held to be invalid, void or illegal shall in no way effect, impair or invalidate any other provision hereof, and the remainder of this LEASE shall continue in full force.

48.	BROKER DISCLAIMER

LESSEE warrants it has had no dealings with any real estate broker or agents in connection with the negotiation of this LEASE except the property owner and its agent. LESSEE agrees to indemnify and hold LESSOR harmless from and against any other fee or commission claim that may be made by another real estate broker or agent in reference to this lease.

49.	WAIVER

LESSOR’s approval of any act by LESSEE requiring LESSOR’s consent shall not be deemed to render unnecessary the obtaining of LESSOR’S approval again of any subsequent act by LESSEE that requires LESSOR’s approval.

LESSOR may, at its option, accept partial payments of Base Rent or Additional Rent without waiving any rights concerning the existence of any monetary or non-monetary Default under this LEASE, which Default shall serve and continue unaffected by the receipt of any such partial payment.

50.	LEASE GUARANTEE

If LESSEE is a corporation or a partnership, the person signing this LEASE on behalf of such entity warrants he has full authority to execute this LEASE and obligate the corporation or partnership hereunder. The Lessee and Lessor hereby agree that in the event the Lessee so desires to terminate this lease it may do so by giving such notification in writing to the Lessor sixty (60) days in advance of vacating the premise and forfeiting $10,000 of the security as a lease termination fee.

51.	SUCCESSORS AND ASSIGNS

Except as otherwise provided in this LEASE, all of the covenants, conditions and provisions of this LEASE shall be binding upon and shall inure to the respective representatives, successors, and permitted assigns of LESSOR and LESSEE.

52.	HEADINGS OF LESSOR AND LESSEE

The article and paragraph captions contained in this LEASE are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms “LESSOR” and “LESSEE” as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders.

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53.	NO ESTATE BY LESSEE

This LEASE shall only create a relationship of landlord and tenant between LESSOR and LESSEE. LESSEE has only a right of use for the Premises, not subject to levy or sale, and not assignable by LESSEE except as expressly provided herein,

54.	ENTIRE AGREEMENT

LESSEE acknowledges it has read this entire LEASE, evidencing same by the initialing all LEASE pages and that LESSEE understands and agrees to all of the terms and conditions contained herein. LESSEE makes no representations as to the period or periods that any other stores within the Shopping Center will be open for business, and this LEASE shall not be effected by the closing of any such businesses. LESSOR and LESSEE further acknowledge that the preparation of this LEASE has been a joint effort of each party, and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one party over the other. This LEASE, and Addendum, constitutes the entire agreement between LESSOR and LESSEE, and no prior agreement or understanding shall be effective. No provision of this LEASE may be amended except by written agreement signed by LESSOR and LESSEE.

55.	GOVERNING LAW

This LEASE shall be construed, interpreted and governed by and in accordance with the laws of the State of Florida. Any legal proceedings with respect to this LEASE shall be instituted in the Circuit Court of Orange County, and LESSEE submits itself to the jurisdiction of this court.

56.	HAZARDOUS SUBSTANCES

The term “Hazardous Substances” as used in this LEASE shall include, without limitation: flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

LESSEE shall not cause nor permit to occur any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises arising from LESSEE’s use or occupancy therein, nor shall LESSEE cause or permit the use, generation, release, manufacture, refinement, production, processing, storage or disposal of any Hazardous Substance without LESSOR’s prior written consent, which consent may be withdrawn, conditioned, or modified by LESSOR in its sole and absolute discretion.

LESSEE shall indemnify, defend and hold LESSOR, its respective officers, directors, beneficiaries, shareholders, partners, agents, and employees harmless from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith, including attorneys’ and consultants’ fees, arising out of, or in any way connected with, any deposit, spill, discharge or other release of Hazardous Substances which arises at any time from LESSEE’s use or occupancy of the Premises, or from LESSEE’S failure to comply with or satisfy government required action on the matter.

LESSEE’s obligations and liabilities under this Paragraph shall survive the termination of this LEASE.

57.	ADDENDUM

Addendum “A”, “B”, and “C” shall be attached to and made a part of the LEASE.

58.	NO RECORDING

This LEASE shall not be recorded in the public records however, a Memorandum of LEASE, acceptable to LESSOR, may be executed and delivered for such purpose.

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IN WITNESS WHEREOF, the parties hereto have signed and sealed this LEASE as of the day and year first above written.

WITNESSES:				LESSOR:

#1)	/s/ ROBERT A McMASTER	Date:	5/02/2002	VICTORIA PLAZA, INC.		Date:	5/2/2002

Print Name	ROBERT A McMASTER			By:	/s/ JOSEPH M. KEIRAN

#2)	/s/ RENNE SCHMIDT	Date:	5/02/2002		Joseph M. Keiran, President

Print Name	RENNE SCHMIDT

WITNESSES:				LESSEE:

#1)	/s/ ROBERT A McMASTER	Date:	5/02/2002	By:	/s/ ALLAN WOODLIEF	Date:	05/02/02

Print Name	ROBERT A McMASTER				Allan Woodlief, V.P./C.F.O Liquidgolf.com

#2)	/s/ RENNE SCHMIDT	Date:	5/02/2002	By:		Date:	________

Print Name	RENNE SCHMIDT

ADDENDUM A

Sign Utilization Table

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ADDENDUM B

(2)	Lease Term and Commencement Date:

Five years and three months beginning on 2nd day of May 2002 and ending on the 31st day of July 2007.

(8)	Base Rent.

Period	Total Annual Base Rent/sf	Space Size Square feet (sf)	Total Monthly Base Rent Payment
From: May 01, 2002 To: July 31, 2002	$0.00	4,000	$0.00
From; August 01, 2002 To: July 31, 2003	$9.43	4,000	$3,143.33
From: August 01, 2003 To: July 31, 2004	$9.91	4,000	$3,303.33
From: August 01, 2004 To: July 31, 2005	$10.41	4,000	$3,470.00
From: August 01, 2005 To: July 31, 2006	$10.93	4,000	$3,643.33
From: August 01, 2006 To: July 31, 2007	$11.48	4,000	$3,826.67

(9c)(10)	Additional Rent Payment

To be paid monthly @ $213.33 together with base rent. Based on 60 cents per sq. ft. (2003 expected values) plus 6% sales tax for the real estate taxes and insurance. May not be reduced due to actual expenses being lowered. But will not be increased by actual expenses being lowered or held constant.

(13)	Security Deposit $13,356.66

IN WITNESS WHEREOF, the parties have set their hands and seals of the date first listed above.

WITNESSES:				LESSOR:

#1)	/s/ ROBERT A McMASTER	Date:	5/2/2002	VICTORIA PLAZA, INC.

Print Name	ROBERT A McMASTER			By:	/s/ JOSEPH M. KEIRAN	Date:	5/2/2002

#2)	/s/ RENNE SCHMIDT	Date:	5/2/02		Joseph M. Keiran, President

Print Name	RENNE SCHMIDT

WITNESSES:				LESSEE:

#1)	/s/ ROBERT A McMASTER	Date:	5/2/2002	By:	/s/ ALLAN WOODLIEF	Date:	05/02/02

Print Name	ROBERT A McMASTER				Allan Woodlief, V.P./C.F.O Liquidgolf.com

#2)	/s/ RENNE SCHMIDT	Date:	5/2/02	By:		Date:	________

Print Name	RENNE SCHMIDT

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Addendum C

Employee Parking Locations

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